Exhibit 10.139.1

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

FIRST AMENDMENT TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

This First Amendment to Development, License and Supply Agreement (this “Amendment”) is entered into as of December 19, 2012 (“Date of Amendment”) by and between ENDO PHARMACEUTICALS INC., a Delaware corporation, with its principal offices located at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317, United States of America (“ENDO”) and Grünenthal GMBH, a company having its principal office at Zieglerstraße 6, 52078 Aachen, Federal Republic of Germany (“GRÜNENTHAL”). ENDO and GRÜNENTHAL may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WHEREAS, the Parties entered into a Development, License and Supply Agreement dated as of December 18, 2007 (“Agreement”), relating to the development, marketing and manufacturing of pharmaceutical products containing Oxymorphone and incorporating GRÜNENTHAL’s tamper resistant formulation technology; and

WHEREAS, the Parties desire to amend the Agreement to reflect the Parties’ agreement as to the following:

1.	ENDO shall be responsible for the planning of packaging of finished Product and routine packaging quality obligations;

2.	GRT shall reimburse ENDO for the cost of packaging based on the third party packaging related invoices incurred by Endo;

3.
ENDO shall charge GRÜNENTHAL a one-time fee for services provided in 2012 (after deduction for GRÜNENTHAL’s expenses related to the accelerated ramp up of manufacturing in the first half of 2012) and a quarterly handling fee for packaging services commencing in 2013; and

4.	Include a Floor Price for the *** and *** dosage form of the Product.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein and the mutual benefits to be derived therefrom, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

Exhibit 10.139.1

I.	The Agreement is hereby amended as follows:

1.	The following new Section 4.2.1(g) shall be added:

“Notwithstanding any other provision of this Agreement, Endo shall be responsible for the planning of packaging of finished Product and routine packaging quality obligations, and shall be solely responsible for communications with the contract packager. The Quality Assurance Agreement between the parties shall be amended to reflect the changed responsibilities of the Parties with respect to packaging within thirty (30) days of the Date of this Amendment.”

2.	The following new Section 5.19 shall be added:

The Parties agree that GRÜNENTHAL shall reimburse ENDO for the costs invoiced to ENDO by third parties (including the current Product packager, Sharp) for Product packaging related expenses, plus a services fee.

For 2012, GRÜNENTHAL shall reimburse Endo all such third party expenses plus an additional amount of $***, which payment shall be payable within thirty (30) days of the Date of Amendment. The amount of $*** represents a fee of $*** for Endo packaging management services performed in 2012, from which fee $*** shall be deducted in reimbursement of GRÜNENTHAL’s extraordinary expenses associated with its accelerated ramp up of manufacturing in the first half of 2012. The parties agree that such amounts represent payment in full for Endo’s 2012 packaging management services and GRÜNENTHAL’s 2012 accelerated manufacturing expenses.

In addition, commencing January 1, 2013, GRÜNENTHAL shall reimburse Endo all such third party packaging related expenses plus a quarterly handling fee of USD $***, which shall be paid by GRÜNENTHAL to Endo for packaging management services. Such quarterly services fee and out-of-pocket expense reimbursement shall be made quarterly in USD on the dates when transfer price payment is due pursuant to Article 5.14 of the Agreement. Endo shall submit to GRÜNENTHAL a corresponding invoice within thirty (30) days after the end of each Calendar Quarter accompanied by copies of the corresponding third party invoices for Product packaging related expenses during the recent Calendar Quarter. The parties shall negotiate in good faith an appropriate adjustment to the quarterly fee if the volume of Product converted (based on the number of batches requested in a purchase order for 3 months supply) increases or decreases by ***% from the Product volumes for third quarter of 2012.

Exhibit 10.139.1

3.
ENDO shall use commercially reasonable efforts to limit any increase of packager expenses of Endo´s packager to the Producer Price Index (Pharmaceutical Preparations, ethical PCU2834#), published by the United States Department of Labor, Bureau of Labor Statistics (“PPI”). Endo shall promptly notify GRÜNENTHAL in writing of a rate increase for Product packaging services by Endo’s third party packager. In the event that the rate for packaging services increases by more than the PPI for the previous twelve months, ***.

4.	Both parties shall have the right to terminate Sections 1-3 of this Amendment upon at least *** (***) months prior written notice, provided that such notice may not be delivered before July 1, 2013.

5.	Both parties shall have the right to terminate Sections 1-3 of this Amendment for material breach of such Sections 1-3 in accordance with the terms of Section 18.1(b) of the Agreement.

6.
GRÜNENTHAL shall be responsible for the Endo packaging management fees and all third party packaging related expenses for Product incurred by Endo before the effective date of any termination of Sections 1-6 of this Amendment. Upon the effective date of a termination of Sections 1-6 of this Amendment, such Amendment Sections shall cease to be in force and effect and the original contract terms modified by such Amendment Sections shall be reinstated.

7.	The floor price table provided in Annex 1.24 shall include the additional dosage forms of *** and *** with the following prices:

***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***

II.	Except as expressly amended or otherwise modified hereby, all of the terms, conditions and provisions of the Agreement shall remain in full force and effect.

III.	The definitions used in this Amendment shall have the meaning given to them in the Agreement.

IV.	Section I.1 through I.6 of this Amendment enter into force retroactively on March 1, 2012 and the other provisions of this Amendment on the Date of Amendment.

Exhibit 10.139.1

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Amendment as of the date first written above.

ENDO PHARMACEUTICALS INC.		GRÜNENTHAL GMBH

By:	/S/ Denise Hudson	By:	/S/ Harald Stock
Name:	Denise Hudson	Name:	Dr. Harald Stock
Title:	EVP, Enterprise Quality & Supply Chain	Title:	Chairman & Chief Executive Officer

		By:	/S/ Dieter Peters
		Name:	Dieter Peters
		Title:	Executive Vice President GPS

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